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                                                                    EXHIBIT 23.1





                             ACCOUNTANT'S CONSENT




We have issued our report dated August 28, 1998, accompanying the consolidated financial statements of Frankfort First Bancorp, Inc. which are incorporated within the Annual Report on Form 10-K for the year ended June 30, 1998. We hereby consent to the incorporation by reference of said report in the Corporation's Form S-8.




/s/ Grant Thornton, LLP
-----------------------
Cincinnati, Ohio
September 21, 1998